UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULED 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934 (Amendment No. ___)

Check the appropriate box:

[    ] Preliminary Information Statement

[ X ] Definitive Information Statement

[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

SOUTHERN CALIFORNIA EDISON COMPANY

(Name Registrant as Specified in Its Charter)

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    (1)       Title of each class of securities to which transaction applies:

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[   ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SOUTHERN CALIFORNIA EDISON COMPANY

2244 Walnut Grove Avenue

Rosemead, California 91770

____________________________

INFORMATION STATEMENT AND

NOTICE OF ACTION WITHOUT A MEETING

November 1, 2005

This information statement and notice of action without a meeting is furnished by the Board of Directors (the “Board”) of Southern California Edison Company, a California corporation (“SCE”), to the holders of record at the close of business on November 1, 2005 (“Record Date”) of the outstanding Common Stock, no par value (“Common Stock”), and Cumulative Preferred Stock, par value $25 per share (“Preferred Stock”), of SCE pursuant to Rule 14c-2 under the Securities Exchange Act of 1934 (the “Exchange Act”). The purpose of this information statement is to inform all such shareholders that certain action will be taken by SCE pursuant to approval by the Board and by written consent of the holder of a majority of the votes entitled to be cast of SCE. As described in more detail in this information statement, the proposed action regards an amendment (the “Articles Amendment”) to SCE’s Restated Articles of Incorporation (the “Articles”).

SCE is not seeking the consent, authorization or proxy of its shareholders with respect to the Articles Amendment. Edison International, the parent holding company of SCE, is the owner as of the Record Date of 434,888,104 shares of Common Stock, which represents all of the outstanding shares of Common Stock and a majority of the outstanding votes of SCE. Edison International has executed a written consent approving the Articles Amendment. As of the Record Date, there were outstanding 434,888,104 shares of Common Stock, entitled to one vote per share, and 5,150,198 shares of Preferred Stock, entitled to six votes per share.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

This information statement is being distributed to the holders of SCE’s voting securities beginning on approximately November 4, 2005.

The Articles Amendment is described in more detail below under the caption “Amendment to the Articles of Incorporation.” A copy of the proposed amendment is attached to this information statement as Exhibit A.

Householding of Information Statement

SCE intends to deliver only one information statement to multiple registered shareholders sharing an address if such multiple shareholders have given their consent, and SCE has not received contrary instructions from one or more such shareholders. This practice is commonly referred to as “householding.”

If you decide you want a separate copy of this information statement, SCE will promptly deliver your separate copy if you contact the SCE Law Department, Corporate Governance, 2244 Walnut Grove Avenue, P.O. Box 800, Rosemead, California 91770 or at 626-302-2662. Additionally, to resume the mailing of individual copies of future annual reports, proxy statements, proxy statements combined with a prospectus, and information statements to a particular account, you may contact Wells Fargo Bank, N.A., Attn Householding, P.O. Box 64854, St. Paul, Minnesota 55164-0854, or at 800-347-8625, and your request will be effective within thirty days after receipt.

Additionally, SCE has been notified that certain brokers and other nominees will household SCE’s information statement for shareholders who hold in street name and have consented to householding. In this case, you may request an individual copy of this information statement by contacting your broker or other nominee.

Stock Ownership of Certain Shareholders

The following table presents certain information regarding shareholders who are known to SCE to be beneficial owners of more than 5% of any class of SCE’s voting securities as of September 30, 2005:

Class of Stock	Name and Address of Shareholder	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Edison International 2244 Walnut Grove Avenue Rosemead, California 91770	434,888,104(1)	100%

_____________________

(1)           Edison International became the holder of all issued and outstanding shares of SCE Common Stock on July 1, 1988, when it became the holding company of SCE. Edison International has sole voting and investment power over these shares.

2

Stock Ownership of Directors and Executive Officers of SCE

The following table shows the number of shares of Edison International Common Stock beneficially owned as of September 30, 2005, by the Directors of SCE, the named Executive Officers of SCE (as defined in the Edison International and SCE Joint Proxy Statement relating to SCE’s annual meeting on May 19, 2005) and all Directors and Executive Officers of SCE as a group. None of the persons included in the table beneficially owns any other equity securities of Edison International or SCE, or any subsidiary of either of them. The table includes shares that could have been acquired through November 29, 2005, through the payment of deferred stock units and the exercise of stock options.

Name of Beneficial Officer	Deferred Stock Units(1)	Stock Options(2)	Shares of Common Stock(3)	Total Shares Beneficially Owned(4)	Percent of Class
Directors and Executive Officers:
John E. Bryson	107,422	1,857,757	355,967	2,321,146	*
France A. Cordova	4,109	3,500	0	7,609	*
Alan J. Fohrer	42,033	311,928	78,157	432,118	*
Bradford M. Freeman	7,292	5,500	50,000	62,792	*
Bruce M. Karatz	7,292	5,500	3,300	16,092	*
Luis G. Nogales	7,047	5,500	4,768	17,315	*
Ronald L. Olson	7,047	5,500	30,197	42,744	*
James M. Rosser	5,986	0	10,100	16,086	*
Richard T. Schlosberg, III	7,292	5,500	5,000	17,792	*
Robert H. Smith	7,047	5,500	9,900	22,447	*
Thomas C. Sutton	7,047	5,500	32,894	45,441	*

Additional Executive Officers
Robert G. Foster(5)	10,763	192,734	5,919	209,416	*
Harold B. Ray	14,252	219,433	25,142	258,827	*
Mahvash Yazdi	8,452	127,442	27,108	163,002	*
All Directors and Executive Officers of SCE as a group (23 individuals)	295,027	3,594,301	755,102	4,644,430	1.41%

*      The number of shares shown for each individual constitutes less than 1% of the outstanding shares of Edison International Common Stock, as computed under SEC rules.

________________

(1)

Includes deferred stock units granted to the Executive Officers worth one share each payable on November 29, 2005, and deferred stock units granted to non-employee directors worth one share each payable upon the holder’s death, retirement, or resignation.

(2)	Includes shares which can be acquired or paid on an accelerated basis due to retirement, death, disability, resignation or involuntary termination of employment without cause.

(3)

Includes (i) shares held directly by the individual and/or in the name of a spouse, minor child, or certain other relatives, (ii) shares represented by interests in the Edison International Stock Fund held as participants in the employee benefit plan known as the Edison 401(k) Savings Plan, and for which instructions not received from any plan participant may be voted by the Edison International stock fund investment manager as it chooses and (iii) shares held in family trusts, 401(k) plans and foundations. Except as follows, each individual has sole voting and investment power:

3

Shared voting and sole investment power:

Mr. Bryson – 24,893; Mr. Olson – 10,000; Dr. Rosser – 10,100; Mr. Smith – 6,900; Mr. Foster – 5,919; Mr. Ray – 1,478; Ms. Yazdi – 5,783; and all SCE Directors and Executive Officers as a group – 92,468.

Shared voting and shared investment power:

Mr. Bryson – 331,074; Mr. Fohrer – 77,085; Mr. Olson – 20,197 (includes 15,000 shares held in a foundation not deemed beneficially owned under Section 16 of the Securities Exchange Act of 1934); Mr. Smith – 3,000; Mr. Sutton – 32,894; Mr. Ray – 23,664; Ms. Yazdi – 21,325; and all SCE Directors and Executive Officers as a group – 525,392 (group numbers include 15,000 shares held in a foundation not deemed beneficially owned under Section 16 of the Securities Exchange Act).

(4)	Includes shares listed in the first three columns.

(5)	Mr. Foster resigned as President of SCE as of the close of business on September 30, 2005.

Amendment to the Articles of Incorporation

Background

The Board determined on October 20, 2005 that it is in the best interests of SCE and its shareholders to amend its Articles in various respects. Adoption of the proposed amendments described below requires approval by the affirmative vote of the holders of a majority of the votes entitled to be cast of SCE under the laws of the State of California. Other technical amendments approved by the Board do not require shareholder approval. Specifically, Articles Thirteenth and Fourteenth, which incorporated the certificates of determination of preferences of two series of preferred stock which have been redeemed, are being deleted in their entirety. Edison International, the holder of a majority of the outstanding votes, has approved the amendment by written consent. The Articles Amendment will become effective upon the filing of a certificate of amendment of SCE’s Articles with the Secretary of State of California or upon such other date specified in the filed certificate of amendment. The Board has delegated to the officers of SCE the authority to file a certificate of amendment containing the Articles Amendment. SCE currently anticipates that the Articles Amendment will become effective on or about November 28, 2005.

Description of Amendments

The following is a summary description of the proposed Articles Amendment and is qualified in its entirety by reference to the full text of such amendment set forth in Exhibit A hereto. The proposed amendments will not alter or modify the rights, preferences, privileges and restrictions of the currently outstanding shares of Common Stock, Preferred Stock or Preference Stock.

After effectiveness of the Articles Amendment, Article Sixth will provide that as used in that Article, the term “Board of Directors” will include any duly authorized and functioning committee of the Board of SCE, to the extent such committee is permitted to exercise the powers of the Board under the California General Corporation Law. The definition previously referred to an “executive” committee.

The amendments described above are expected to provide greater flexibility for SCE in future financing transactions.

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Appraisal Rights

Shareholders of SCE are not entitled to dissenters’ rights or appraisal rights in connection with any of the matters described in this information statement.

Vote Required

The affirmative vote of the holders of a majority of the votes entitled to be cast is required under California law to approve the Articles Amendment. Under California law, abstentions and broker non-votes will have the same legal effect as a vote against the Articles Amendment.

SCE did not solicit, and is not soliciting, proxies from its shareholders with respect to approval of the Articles Amendment. Edison International has approved the proposed Articles Amendment by written consent in accordance with California law and SCE’s articles. Edison International owns all of the Common Stock and more than a majority of the outstanding votes of SCE.

For the Board of Directors

/s/ Barbara E. Mathews

--------------------------------------------------------------

Barbara E. Mathews

Vice President, Associate General Counsel

Chief Governance Officer and Corporate Secretary

Southern California Edison Company

Rosemead, California

November 1, 2005

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Exhibit A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

SOUTHERN CALIFORNIA EDISON COMPANY

The undersigned, ROBERT C. BOADA and BARBARA E. MATHEWS, hereby certify that they are the duly elected and acting Vice President and Treasurer, and Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary, respectively, of SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and that the Articles of Incorporation of said corporation are amended as set forth in this certificate.

A.	Article Sixth, paragraph 2 is amended by entirely restating the paragraph that formerly read:

“2.          CUMLATIVE PREFERRED STOCK AND $100 CUMULATIVE PREFERRED STOCK: Shares of the Cumulative Preferred Stock may be issued from time to time in one or more series, and shares of $100 Cumulative Preferred stock may be issued from time to time in one or more series. Each series of Cumulative Preferred Stock and each series of $100 Cumulative Preferred Stock shall be so designated as to distinguish it from other series of such stock. Such designation may include an appropriate reference to its dividend rate and any other characteristics. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Article, to fix or alter, from time to time, the dividend rights, dividend rate, conversion rights, voting rights (in addition to the voting rights hereinafter provided), rights and terms of redemption (including sinking fund provisions), the redemption price or prices and/or the liquidation preferences of any wholly unissued series of Cumulative Preferred Stock and of any wholly unissued series of $100 Cumulative Preferred Stock, and to fix the number of shares constituting any unissued series. The term “fixed for such series” and correlative terms shall be deemed to mean as stated in a resolution or resolutions adopted by the Board of Directors in exercise of the authority granted by this paragraph. The term “Board of Directors,” as used in this Article Sixth, shall be deemed to include any duly authorized and functioning executive committee of the Board of Directors of the corporation, to the extent such an executive committee is permitted to exercise the powers of the Board of Directors under the California General Corporation Law. The number of shares of Cumulative Preferred Stock, 4.78% Series, heretofore fixed by the resolution of the Board of Directors set forth in the Certificate of Determination of Preferences of said 4.78% Series filed in the office of the Secretary of State of the State of California on February 10, 1958, is determined to be 1,296,769. The dividend rate, redemption price, and voluntary liquidation preferences of shares of said 4.78% Series shall be as heretofore fixed by the resolution of the Board of Directors set forth in said Certificate of Determination of Preferences. In addition to any other rights, preferences, privileges and restrictions that the Board of Directors may grant to or impose upon any wholly unissued series of Cumulative Preferred Stock or any wholly unissued series of $100 Cumulative Preferred Stock, all of the holders of shares of Cumulative Preferred Stock and $100 Cumulative Preferred Stock shall be subject to the following rights, preferences, privileges and restrictions:”

to read in full as follows:

“2.          CUMULATIVE PREFERRED STOCK AND $100 CUMULATIVE PREFERRED STOCK: Shares of the Cumulative Preferred Stock may be issued from time to time in one or more series, and shares of the $100 Cumulative Preferred Stock may be issued from time to time in one or more series. Each series of Cumulative Preferred Stock and each series of $100 Cumulative Preferred Stock shall be so designated as to distinguish it from other series of such stock. Such designation may include an appropriate reference to its dividend rate and any other characteristics. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Article, to fix or alter, from time to time, the dividend rights, dividend rate, conversion rights, voting rights (in addition to the voting rights hereinafter provided), rights and terms of redemption (including sinking fund provisions), the redemption price or prices and/or the liquidation preferences of any wholly unissued series of Cumulative Preferred Stock and of any wholly unissued series of $100 Cumulative Preferred Stock, and to fix the number of shares constituting any unissued series. The term “fixed for such series” and correlative terms shall be deemed to mean as stated in a resolution or resolutions adopted by the Board of Directors in exercise of the authority granted by this paragraph. The term “Board of Directors,” as used in this Article Sixth, shall be deemed to include any duly authorized and functioning committee of the Board of Directors of the corporation, to the extent such committee is permitted to exercise the powers of the Board of Directors under the California General Corporation Law. The number of shares of Cumulative Preferred Stock, 4.78% Series, heretofore fixed by the resolution of the Board of Directors set forth in said Certificate of Determination of Preferences of said 4.78% Series filed in the office of the Secretary of State of the State of California on February 10, 1958, is determined to be 1,296,769. The dividend rate, redemption price, and voluntary liquidation preferences of shares of said 4.78% Series shall be as heretofore fixed by the resolution of the Board of Directors set forth in said Certificate of Determination of Preferences. In addition to any other rights, preferences, privileges and restrictions that the Board of Directors may grant to or impose upon any wholly unissued series of Cumulative Preferred Stock or any wholly unissued series of $100 Cumulative Preferred Stock, all of the holders of shares of Cumulative Preferred Stock and $100 Cumulative Preferred Stock shall be subject to the following rights, preferences, privileges and restrictions:”

B.	Article Sixth, paragraph 3 is amended by entirely restating the paragraph that formerly read:

“3.          PREFERENCE STOCK. Shares of the Preference Stock may be issued from time to time in one or more series. To the extent not prohibited by law, the Board of Directors is authorized (i) to fix the number of shares of any series of Preference Stock and to determine the designation of any such series, (ii) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preference Stock, including but not limited to rights, preferences, privileges and restrictions regarding dividends (including provisions specifying dividends at a floating or variable rate or dividends to be determined by reference to an index, formula, auction, bid or other objectively ascertainable criterion), liquidation, conversion, redemption and voting (including provisions specifying no general voting rights or voting rights of more than one vote per share), and (iii) within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. Whenever in this paragraph 3 the Board of Directors is authorized to “fix,” “determine,” “alter,” “increase” or “decrease” the number of shares, designation, rights, preferences, privileges or restrictions of any series of the Preference Stock, the Board of Directors (including any executive committee thereof) shall take such action by resolution, but such resolution may specify any of the foregoing matters by reference to indexes, formulas, conversion rates or other objectively ascertainable criteria.”

to read as follows:

“3.         PREFERENCE STOCK. Shares of the Preference Stock may be issued from time to time in one or more series. To the extent not prohibited by law, the Board of Directors is authorized (i) to fix the number of shares of any series of Preference Stock and to determine the designation of any such series, (ii) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preference Stock, including but not limited to rights, preferences, privileges and restrictions regarding dividends (including provisions specifying dividends at a floating or variable rate or dividends to be determined by reference to an index, formula, auction, bid or other objectively ascertainable criterion), liquidation, conversion, redemption and voting (including provisions specifying no general voting rights or voting rights of more than one vote per share), and (iii) within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. Whenever in this paragraph 3 the Board of Directors is authorized to “fix,” “determine,” “alter,” “increase” or “decrease” the number of shares, designation, rights, preferences, privileges or restrictions of any series of the Preference Stock, the Board of Directors (including any committee thereof) shall take such action by resolution, but such resolution may specify any of the foregoing matters by reference to indexes, formulas, conversion rates or other objectively ascertainable criteria.”

C.	Article Thirteenth is deleted in its entirety.

D.	Article Fourteenth is deleted in its entirety.

The foregoing amendment of the Articles of Incorporation of Southern California Edison Company has been duly approved by its Board of Directors.

All of the authorized and outstanding shares of the $100 Cumulative Preferred Stock, 7.23% Series and 6.05% Series, have been reacquired by the corporation by way of redemption. Pursuant to the Restated Articles of Incorporation of Southern California Edison Company, shares redeemed are restored to the status of authorized but unissued shares of the class to which they belong and are no longer authorized shares of any series. In accordance with subdivision (c) of Section 510 of the California Corporations Code, those series are eliminated and the shares are returned to the status of authorized but undesignated shares of the class to which they belong. Pursuant to subdivision (f) of Section 510, the amendments made by Sections C and D above have been approved by the Board of Directors alone and approval by the outstanding shares is not required to adopt those amendments.

The amendments of the Articles of Incorporation made by Sections A and B above have been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corportions Code. The total number of outstanding shares of the corporation is (a) 434,888,104 shares of Common Stock with one vote per share, and (b) 5,150,198 shares of Cumulative Preferred Stock with six votes per share, representing an aggregate of 465,789,292 votes entitled to be cast with respect to the amendments. Within each class of preferred shares, the number and designation of outstanding shares of each series is as follows: Cumulative Preferred Stock, 4.32% Series, 1,653,429; 4.08% Series, 1,000,000; 4.24% Series, 1,200,000; and 4.78% Series, 1,296,769. The number of votes in favor of the amendments exceeded the vote required. The percentage vote required was more than 50% of the total votes entitled to be cast, voting as a single class pursuant to Section 902 of the California Corporations Code. No separate vote of any class of stock was required by Section 903 of the California Corporations Code.

This Certificate of Amendment of Articles of Incorporation shall become effective at the close of business on __________________, 2005.

IN WITNESS WHEREOF, the undersigned have executed this certificate on this __th day of ______________, 2005.

_________________________________
Robert C. Boada
Vice President and Treasurer
of Southern California Edison Company

_________________________________

Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer and Corporate

Secretary of Southern California Edison Company

DECLARATION

The undersigned ROBERT C. BOADA and BARBARA E. MATHEWS, the Vice President and Treasurer, and Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary, respectively, of Southern California Edison Company, each declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of his or her own knowledge.

Executed at Rosemead, California on this ____th day of __________, 2005.

________________________________

Robert C. Boada

Vice President and Treasurer
of Southern California Edison Company

_________________________________

Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer and Corporate

Secretary of Southern California Edison Company

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